                                                                    EXHIBIT 99.1

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   We have set out our unaudited pro forma consolidated financial statements on the following pages.

   The unaudited pro forma consolidated balance sheet as of March 31, 2001 has been prepared on the basis that this exchange offer, the sale of DSI and the refinancing of our senior debt as described below, had occurred on March 31, 2001. The unaudited pro forma combined consolidated statements of operations for the year ended March 31, 2001 has been prepared on the basis that this exchange offer as described below had occurred on April 1, 2000.

   You should read this information in conjunction with our consolidated financial information and the accompanying notes included in our Annual Report on Form 10-K/A for the year ended March 31, 2001, which is incorporated into this prospectus by reference. The unaudited pro forma consolidated financial data does not purport to represent what our results of operations would actually have been had if these transactions and events occurred on the dates specified, or to project our results of operations for any future period or date. The pro forma adjustments are based on available information and certain adjustments that our management believes are reasonable. In the opinion of our management, all adjustments have been made that are necessary to present fairly the unaudited pro forma consolidated data. We can give you no assurances that the transactions referred to in the assumptions will take place or, if they do take place, that they will take place on the terms specified in the assumptions.

   The pro forma financial statements have been prepared on the following assumptions:

Exchange Offer

  . $112.5 million in principal amount of old notes are tendered under the limited cash option and are exchanged for $24 million in cash, which will be funded from the proceeds of the sale of DSI, and $42.0 million in principal amount of new senior subordinated notes.

  . $87.5 million in principal amount of old notes are tendered under the 10% note option and are exchanged for $87.5 million in principal amount of new 10% notes.

  . Interest expense on the new senior subordinated notes will not be recognized in future periods as the total interest expense has been recorded as part of the carrying amount of the new senior subordinated notes. Interest expense on the new 10% notes will be $8.7 million per year.

  .  Fees and expenses associated with this exchange offer are $5.4 million.

  . We will pay a current United Kingdom corporation tax charge of $11.8 million, at a tax rate of 23.5%, in connection with this exchange offer.

  . The accompanying unaudited pro forma statements have been prepared on the assumptions noted above relating to elections made by the holders of the old notes as of May 31, 2001. However, we will not know the final adjustments until we receive the final elections to this exchange offer from the holders of the old notes.

  . The pro forma balance sheet assumes that 100% of all holders of the old notes will participate in this exchange offer and that 56.3% of the old notes will be exchanged for a combination of cash and the new senior subordinated notes and 43.7% of the old notes will be exchanged for the new 10% notes. These percentages are based on the tenders received as of May 31, 2001.

Sale of DSI

   On April 9, 2001, we entered into an agreement to sell DSI to Pitney Bowes Inc. for $290.0 million in cash. The sale is on the terms and subject to the conditions and approvals described in "Sale of DSI." The sale price is subject to adjustment depending on the value of DSI's net assets at closing of the sale. If the sale had closed at March 31, 2001, the sale price would have been reduced by $7.2 million to $282.8 million. The following assumptions have been made for the purposes of the pro forma adjustments as of March 31, 2001 only and we anticipate that the DSI sale price should not be subject to such a large adjustment.

  . We will sell DSI for $282.8 million and incur expenses in connection with the sale of $8.4 million plus income taxes of $75.4 million, at an effective tax rate of 39.4%.

  . We will apply up to $39.7 million of the proceeds of the sale of DSI to fund the limited cash portion of this exchange offer of $24 million, costs of the sale of DSI of $8.4 million, and current taxes resulting from the sale of DSI of $7.5 million.

  . We will apply the remainder of the proceeds of the sale of DSI to partially repay our senior bank debt, to pay costs and taxes associated with this exchange offer and to pay costs associated with the refinancing of our senior bank debt.

  . We will incur a deferred tax liability in association with the sale of DSI of $67.9 million.

Refinancing of Senior Debt

  . Our new credit facility will be variable rate debt with an estimated rate at time of refinancing of 9.0% per annum and the amount outstanding based on the pro forma balance sheet at March 31, 2001, is $303.1 million, which includes $13.8 million of estimated debt issue costs associated with the refinancing.

  . United Kingdom corporation tax on interest is computed using a 23.5% tax rate.

  . Fees and expenses associated with the refinancing of senior bank debt will be $13.8 million, $3.0 million of which will be deferred and will be amortized over the term of the new credit facility. Interest expense on the new facility will include $1.0 million of annual amortization of debt issue costs related to the refinancing.

   Other alternative exchange possibilities that may be helpful in understanding the pro forma effect of this exchange offer are shown in the footnotes to the Pro Forma Consolidated Balance Sheet.

                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 2001
                    (In thousands, except per share amounts)

                                                 Adjustments
                                      ---------------------------------------
                                                     Refinancing
                                                      of Senior     Exchange
                          Historical  Sale of DSI     Bank Debt       Offer       Pro Forma
                          ----------  -----------    -----------    ---------     ----------
         ASSETS
Current Assets:
 Cash and cash equiva-
  lents.................  $   69,085   $  24,000 (a)  $     --      $ (24,000)(a) $   69,085
 Accounts receivable,
  net...................     395,849     (49,451)(b)        --            --         346,398
 Inventories............     201,645      (2,122)(b)        --            --         199,523
 Prepaid expenses, de-
  ferred income taxes
  and other current
  assets................      83,229      (2,203)(b)        --            --          81,026
                          ----------   ---------      ---------     ---------     ----------
 Total Current Assets...     749,808     (29,776)           --        (24,000)       696,032
Equipment on operating
 leases, net............     134,434     (46,532)(b)        --            --          87,902
Property and equipment,
 net....................      77,716      (5,099)(b)        --            --          72,617
Intangible assets, net..     252,699      (8,528)(b)        --            --         244,171
Other assets............      68,286        (480)(b)      5,640 (f)     1,489 (j)     74,935
                          ----------   ---------      ---------     ---------     ----------
 Total Assets...........  $1,282,943   $ (90,415)     $   5,640     $ (22,511)    $1,175,657
                          ==========   =========      =========     =========     ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current Liabilities:                   $(242,841)(c)
 Current maturities of
  long-term debt and
  notes payable.........  $  517,447   $    (286)(b)  $(289,276)(g) $  17,150 (k) $    2,194
 Accounts payable.......     153,392     (16,789)(b)        --            --         136,603
 Accrued expenses and
  other current liabili-
  ties..................     194,509     (12,049)(b)        --            --         182,460
 Deferred revenue.......      35,158        (189)(b)        --            --          34,969
                          ----------   ---------      ---------     ---------     ----------
 Total Current Liabili-
  ties..................     900,506    (272,154)      (289,276)       17,150        356,226
6.75% convertible subor-
 dinated notes due April
 1, 2002................     200,000         --             --       (200,000)(l)        --
Zero coupon senior sub-
 ordinated notes due
 April 1, 2004..........         --          --             --         42,032 (l)     42,032
10% subordinated notes
 due April 1, 2008......         --          --             --         87,460 (l)     87,460
                                                         13,800 (h)       --             --
Senior bank debt........         --          --         289,276 (g)       --         303,076
Other long-term debt and
 notes payable..........       1,731      (1,322)(b)        --            --             409
                                          67,897 (d)        --            --             --
Deferred income taxes
 and other long-term li-
 abilities..............      29,343        (801)(b)        --            --          96,439
                          ----------   ---------      ---------     ---------     ----------
 Total Liabilities......   1,131,580    (206,380)        13,800       (53,358)       885,642
                          ----------   ---------      ---------     ---------     ----------
6.50% Convertible Par-
 ticipating Shares--Re-
 deemable:
 $1.00 stated value;
 500,000 authorized;
 234,993 issued and
 outstanding............     223,713         --             --            --         223,713
Shareholders' Equity:
 Ordinary Shares 1.25
  pence stated value;
  500,000,000
  authorized;
  247,570,566 issued and
  outstanding...........       5,130         --             --            --           5,130
 Additional paid-in cap-
  ital..................     325,399         --             --            --         325,399
 Accumulated deficit....    (302,619)    109,256 (e)     (8,160)(i)    30,847 (l)   (170,676)
 Accumulated other com-
  prehensive loss ......    (100,260)      6,709 (e)        --            --         (93,551)
                          ----------   ---------      ---------     ---------     ----------
 Total Shareholders' Eq-
  uity (Deficit)........     (72,350)    115,965         (8,160)       30,769         66,224
                          ----------   ---------      ---------     ---------     ----------
 Total Liabilities and
  Shareholders' Equity..  $1,282,943   $ (90,415)     $   5,640     $ (22,511)    $1,175,657
                          ==========   =========      =========     =========     ==========

--------
(a) Pro forma adjustment to reflect use of proceeds from sale of DSI.
(b) Pro forma adjustment to remove the assets and liabilities of DSI resulting from the sale of DSI.
(c) Pro forma adjustment to reflect the use of the remaining estimated cash proceeds from the sale of DSI ($242,841) to repay a portion of the senior debt outstanding, after use of cash to pay DSI transaction costs ($8,400); current income taxes resulting from the sale of DSI ($7,500); and cash portion of this exchange offer ($24,000).
(d) Pro forma adjustment to recognize estimated deferred income taxes resulting from the sale of DSI ($67,897).
(e) Pro forma adjustment to reflect the impact on equity resulting from the gain realized from the sale of DSI ($109,256), and the write-off of DSI's cumulative currency translation adjustment ($6,790).

                                             (Notes continued on following page)

(Notes continued from previous page)

(f) Pro forma adjustment to record new debt issue costs ($4,300); write-off of old debt issue costs ($1,166); and deferred taxes ($2,506).
(g) Pro forma adjustment to reflect the reclassification of the new senior debt from current to long-term ($289,276).
(h) Pro forma adjustment to record the liability for estimated debt issue costs associated with the refinancing of senior debt ($13,800).
(i) Pro forma adjustment to reflect write-off of old debt issue costs ($1,166), write-off of estimated fees to be paid to creditors ($9,500), and deferred taxes related to both write-offs ($2,506).
(j) Pro forma adjustment to reflect deferred income taxes on gain realized from this exchange offer ($2,274) and write-off of old debt issue costs ($785).
(k) Pro forma adjustment to reflect funds required for transaction costs of exchange offer ($5,400) and current taxes due from the exchange offer ($11,750).
(l) Pro forma adjustment to reflect the exchange of the remaining $140,000 of old notes (after the exchange of $60,000 of old notes tendered for cash) for $32,014 of new senior subordinated notes plus accrued interest of $10,018 ($42,032) and $87,460 of new 10% notes ($87,460).

    This exchange offer is being accounted for as a troubled debt restructuring. As the total consideration being paid to owners tendering old notes under the limited cash option and the new senior subordinated notes, including interest, is estimated to be less than the carrying amount of the old notes being tendered, a gain on the extinguishment of the old notes is expected to be recognized. As a result, interest expense over the life of the new senior subordinated notes has been included in the carrying amount of the new notes ($10,018). Accordingly, interest expense will not be recognized in future financial statements for the new zero coupon notes. Interest expense will be recognized in future financial statements for the new 10% notes.

    The pro forma balance sheet assumes that 100% of all holders of the old notes will participate in this exchange offer and that 56.3% of the old notes will be exchanged for a combination of cash and the new senior subordinated notes and 43.7% of the old notes will be exchanged for the new 10% notes. These percentages are based on the tenders received as of May 31, 2001. As of May 31, 2001 approximately 78% of outstanding old notes had been tendered. As of May 31, 2001 the cash portion of this exchange offer was fully subscribed; however, we can not predict which exchange option holders of the old notes not yet tendered will choose. Presented below are alternative exchange possibilities that we believe may be helpful in understanding the pro forma effect of this exchange offer.

                                          Cash                 New
                                       portion of             zero
                                        exchange  Old 6.75%  coupon  New 10%
                                         offer      notes     notes   notes
                                       ---------- ---------- ------- --------
   1. 100% of old notes exchanged
     (56.3% cash offer and senior
     subordinated notes,
     43.7% new 10% notes).............  $24,000   $(200,000) $42,032 $ 87,460

   2. 95% of old notes exchanged
     (56.3% cash offer and senior
     subordinated notes,
     43.7% new 10% notes).............  $24,000   $(190,000) $37,530 $ 83,087

   3. 100% of old notes exchanged
     (65.8% cash offer and senior
     subordinated notes,
     34.2% new 10% notes).............  $24,000   $(200,000) $57,295 $ 68,381

   4. 100% of old notes exchanged
     (44.0% cash offer and senior
     subordinated notes,
     56.0% new 10% notes).............  $24,000   $(200,000) $22,390 $112,012

   The principal amount of the senior subordinated notes includes the interest expense over the life of the new notes. The net gain on this exchange offer ($30,847) as presented in the Pro Forma Consolidated Balance Sheet is the carrying amount of the old notes being tendered under the limited cash option ($112,540), net of cash paid ($24,000), new senior subordinated notes issued ($32,014), interest over the term of the new senior subordinated notes ($10,018), debt issue costs from the old and the new notes ($6,185), and income taxes ($9,476).

           Unaudited Pro Forma Consolidated Statements Of Operations
                   For the Twelve Months Ended March 31, 2001
                    (In thousands, except per share amounts)

                                                        Adjustments
                                              -------------------------------------
                                                             Refinancing
                                                              of Senior    Exchange
                                  Historical  Sale of DSI     Bank Debt     Offer       Pro Forma
                                  ----------  -----------    -----------   --------     ----------
REVENUE:
 Retail equipment sales.........  $  626,717   $ (12,610)(a)   $   --      $    --      $  614,107
 Retail service, supplies and
  rentals.......................   1,339,415    (277,409)(a)       --           --       1,062,006
 Wholesale......................      97,128         --            --           --          97,128
                                  ----------   ---------       -------     --------     ----------
 Total Revenue..................   2,063,260    (290,019)          --           --       1,773,241
                                  ----------   ---------       -------     --------     ----------
COSTS AND OPERATING EXPENSES:
 Cost of retail equipment
  sales.........................     528,287      (9,991)(a)       --           --         518,296
 Retail service, supplies and
  rental costs..................     882,125    (221,958)(a)       --           --         660,167
 Wholesale costs of revenue.....      80,922         --            --           --          80,922
 Selling, general and adminis-
  trative expenses..............     676,953     (37,068)(a)       --           --         639,885
 Amortization of intangible as-
  sets..........................      13,252        (410)(a)       --           --          12,842
 Write-off of goodwill and other
  long-lived assets.............      25,577         --            --           --          25,577
 Restructuring charges (cred-
  its)..........................      15,705         --            --           --          15,705
 Other expense..................       9,622        (654)(a)       --           --           8,968
                                  ----------   ---------       -------     --------     ----------
 Total costs and operating ex-
  penses........................   2,232,443    (270,081)          --           --       1,962,362
                                  ----------   ---------       -------     --------     ----------
(Loss) earnings from opera-
 tions..........................    (169,183)    (19,938)          --           --        (189,121)
Interest expense................     (82,639)        --         12,090 (b)    4,754 (d)    (65,795)
Interest income.................       3,163         --            --           --           3,163
                                  ----------   ---------       -------     --------     ----------
(Loss)
 earnings before income taxes ..    (248,659)    (19,938)       12,090        4,754       (251,753)
Provision (benefit) for income
 taxes..........................     (28,099)     (8,290)(a)     2,841 (c)    1,117 (e)    (32,431)
                                  ----------   ---------       -------     --------     ----------
Net (loss) earnings.............  $ (220,560)  $ (11,648)      $ 9,249     $  3,637     $ (219,322)
                                  ==========   =========       =======     ========     ==========
Basic earnings (loss) per ADS:
 From continuing operations
  before extraordinary items and
  discontinued operations.......  $    (3.91)                                           $    (3.89)
                                  ==========                                            ==========
 Weighted average ADSs..........      60,438                                                60,438
                                  ==========                                            ==========
Diluted earnings (loss) per ADS:
 From continuing operations be-
  fore extraordinary items and
  discontinued operations.......  $    (3.91)                                           $    (3.89)
                                  ==========                                            ==========
 Weighted average ADSs..........      60,438                                                60,438
                                  ==========                                            ==========

--------
(a) Pro forma adjustment to reflect the elimination of historical revenue and expenses resulting from the sale of DSI.
(b) Pro forma adjustment reflects the reduction of interest expense resulting from lower borrowing from the refinancing of senior debt. The adjustment ($12,090) assumes a 1.5% increase in the interest rate on variable rate bank debt which results in additional pro forma interest expense ($10,208) which is offset by lower interest on reduced borrowings ($22,298). The affect of a one-quarter percent change in the pro forma interest rate is ($903).
(c) Pro forma adjustment to reflect income taxes based on an estimated income tax rate of 23.5%.
(d) Pro forma adjustment to record interest expense associated with new 10% notes ($8,746); less interest expense associated with the old notes ($13,500).
(e) Pro forma adjustment to reflect estimated income taxes resulting from the interest adjustment noted in (d) above at an estimated income tax rate of 23.5%.

  A gain on discounted operations resulting from the sale of DSI is not included in the Unaudited Pro Forma Consolidated Statements of Operations. The estimated gain from the sale of DSI is $109.3 million and assumes gross proceeds from the sale of $282.8 million. The book value of net assets to be sold at March

  31, 2001 is $74.5 million. Other deductions from gross proceeds include the estimated expenses of the sale ($8.4 million), income taxes ($75.4 million) and the write-off of DSI's cumulative translation adjustment ($6.7 million) and goodwill ($8.5).

  An extraordinary loss resulting from the refinancing of bank debt is not included in the Unaudited Pro Forma Consolidated Statements of Operations. The extraordinary loss includes the write-off of old debt issue costs ($2.3 million), fees paid to creditors on new borrowings ($9.5 million), and related tax benefits ($2.8 million).

  This exchange offer is being accounted for as a troubled debt restructuring. As the total consideration being paid to owners tendering old notes under the limited cash option and the new senior subordinated notes, including interest, is estimated to be less than the carrying amount of the old notes being tendered, a gain on the extinguishment of the old notes is expected to be recognized. As a result, interest expense over the life of the new senior subordinated notes has been included in the carrying amount of the new notes presented on the unaudited pro forma consolidated balance sheet ($10,018). Accordingly, interest expense on the senior subordinated is not recognized in these unaudited pro forma consolidated statements of operations.

  At May 31, 2001 the cash portion of this exchange offer was fully subscribed; however, for old notes not yet tendered we can not predict which exchange option holders of the old notes will choose. Presented below are alternative exchange possibilities that we believe may be helpful in understanding the pro forma effect of this exchange offer.

                                                                 Extraordinary
                                                        Interest   gain--net
                                                        Expense     of tax
                                                        -------- -------------
   1. 100% of old notes exchanged
     (56.3% cash offer and senior subordinated notes,
    43.7% new 10% notes)...............................  $4,754     $30,108
   2. 95% of old notes exchanged
     (56.3% cash offer and senior subordinated notes,
    43.7% new 10% notes)...............................  $4,041     $29,247
   3. 100% of old notes exchanged
     (65.8% cash offer and senior subordinated notes,
    34.2% new 10% notes)...............................  $6,662     $33,027
   4. 100% of old notes exchanged
     (44.0% cash offer and senior subordinated notes,
    56.0% new 10% notes)...............................  $2,299     $26,352

             Unaudited Pro Forma Consolidated Financial Statements
                         for the Subsidiary Guarantors

   We have set out unaudited pro forma consolidated financial statements for Danka Holding Company and Danka Office Imaging Company on the following pages.

   Danka Holding Company and Danka Office Imaging Company will fully and unconditionally guarantee the new zero coupon senior subordinated notes on a joint and several basis. The senior subordinated notes and the guarantees are subordinated to all our existing and future senior indebtedness. Danka Holding Company and Danka Office Imaging Company are our 100% owned subsidiaries and represent substantially all of our operations in the United States.

   Danka Office Imaging Company owns the United States operations of DSI. On April 9, 2001, we entered into an agreement to sell DSI, including DSI's United States operations, to Pitney Bowes Inc. for $290.0 million in cash. The sale of DSI is on the terms and subject to the conditions and approvals described in "Sale of DSI."

   The unaudited pro forma consolidated balance sheet as of March 31, 2001 has been prepared on the basis that the sale of DSI on the terms described below had occurred on March 31, 2001. The unaudited pro forma consolidated statements of operations for the year ended March 31, 2001 has been prepared on the basis that the sale of DSI on the terms described below had occurred on April 1, 2000. The unaudited pro forma financial information does not take into account this exchange offer or the refinancing of our senior bank debt because we do not believe that to do so would provide additional material information regarding Danka Holding Company or Danka Office Imaging Company.

   You should read this information in conjunction with the consolidated financial information and the accompanying notes included in our Annual Report on Form 10-K/A for the year ended March 31, 2001, which is incorporated into this prospectus by reference. The unaudited pro forma consolidated financial data does not purport to represent what Danka Holding Company's and Danka Office Imaging Company's results of operations would actually have been had the sale of DSI occurred on the dates specified, or to project Danka Holding Company's and Danka Office Imaging Company's results of operations for any future period or date. The pro forma adjustments are based on available information and certain adjustments that our management believes are reasonable. In the opinion of our management, all adjustments have been made that are necessary to present fairly the unaudited pro forma consolidated data. We can give you no assurances that the sale of DSI will take place or, if it does take place, that it will take place on the terms specified in the assumptions.

   The DSI sale price is subject to adjustment depending on the value of DSI's net assets, as defined, at closing of the sale. If the sale had closed on March 31, 2001, the sale price would have been reduced by $7.2 million to $282.8 million primarily as a result of the level of DSI's accounts payable on that date. The following assumptions have been made for the purposes of the pro forma adjustments as of March 31, 2001 only. We anticipate that the DSI sale price should not be subject to so large an adjustment as we expect that the level of DSI's liabilities to be lower on the closing date of the sale than on March 31, 2001.

  . We will sell the United States operations of DSI owned by Danka Office Imaging Company for $181.1 million and incur current income taxes on the sale of $7.5 million.

  . The net proceeds of sale of the United States operations of DSI will be utilized to reduce Danka Office Imaging Company's intercompany indebtedness to Danka Business Systems PLC. Danka Business Systems PLC will utilize the net proceeds of the sale of DSI as described in "Prospectus Summary--Sale of DSI."

  . The estimated after-tax gain resulting from the sale of the United States operations of DSI is $73.7 million. Danka Office Imaging Company will incur a deferred tax liability in connection with the sale of the United States operations of DSI of $45.0 million.

                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 2001
                                 (In thousands)

                                            Subsidiary
                                            Guarantors
                                            Historical  Sale of DSI    Pro Forma
                                            ----------  -----------    ---------
                  ASSETS
Current Assets:
 Cash.....................................  $  27,723    $      --     $  27,723
 Accounts receivable, net.................    195,596      (24,167)(a)   171,429
 Inventories..............................     88,959         (672)(a)    88,287
 Prepaid expenses, deferred income taxes
  and other current assets................     68,285          (26)(a)    68,259
                                            ---------    ---------     ---------
 Total Current Assets.....................    380,563      (24,865)      355,698
 Equipment on operating leases, net.......     71,293      (30,114)(a)    41,179
 Property and equipment, net..............     58,563       (1,442)(a)    57,121
 Intangible assets, net...................     85,171       (8,507)(a)    76,664
 Other assets.............................     52,698           --        52,698
                                            ---------    ---------     ---------
 Total Assets.............................  $ 648,288    $ (64,928)    $ 583,360
                                            =========    =========     =========
   LIABILITIES AND SHAREHOLDERS' EQUITY
                 (DEFICIT)
Current Liabilities:
 Current maturities of long-term debt and
  notes payable...........................  $  44,199    $     (47)(a) $  44,152
 Accounts payable.........................     89,154       (6,060)(a)    83,094
 Accrued expenses and other current
  liabilities.............................     72,090       (3,950)(a)    68,140
 Deferred revenue.........................     19,810          (10)(a)    19,800
 Due to (from) affiliate..................    518,928     (173,586)(b)   345,342
                                            ---------    ---------     ---------
 Total Current Liabilities................    744,181     (183,653)      560,528
 Due to (from) affiliate -- long-term.....    200,000           --       200,000
 Long-term debt and notes payable.........        780           --           780
 Deferred income taxes and other long-term
  liabilities.............................      4,445       44,984 (c)    49,429
                                            ---------    ---------     ---------
 Total Liabilities........................    949,406     (138,669)      810,737
Shareholders' Equity (Deficit):
 Share capital............................        258           --           258
 Additional paid-in-capital...............    106,644           --       106,644
 Accumulated deficit......................   (408,020)      73,741 (d)  (334,279)
                                            ---------    ---------     ---------
 Total Shareholders' Equity (Deficit).....   (301,118)      73,741      (227,377)
                                            ---------    ---------     ---------
 Total Liabilities and Shareholders'
  Equity (Deficit)........................  $ 648,288    $ (64,928)    $ 583,360
                                            =========    =========     =========

--------
(a) Pro forma adjustment to remove the assets and liabilities resulting from the sale of the United States operations of DSI.
(b) Pro forma adjustment to reflect the net proceeds from the sale of the United States operations of DSI ($181,086), less payment of current income taxes ($7,500).
(c) Pro forma adjustment to recognize estimated deferred income taxes resulting from the sale of the United States operations of DSI.
(d) Pro forma adjustment to reflect the impact on equity resulting from the gain realized from the sale of the United States operations of DSI.

           Unaudited Pro Forma Consolidated Statements of Operations
                   For the Twelve Months Ended March 31, 2001
                                 (In thousands)

                                          Subsidiary
                                          Guarantors
                                          Historical  Sale of DSI    Pro Forma
                                          ----------  -----------    ----------
REVENUE
 Retail equipment sales.................  $  356,024   $ (12,610)(a) $  343,414
 Retail service, supplies & rentals.....     819,928    (158,705)(a)    661,223
                                          ----------   ---------     ----------
 Total revenue..........................   1,175,952    (171,315)     1,004,637
                                          ----------   ---------     ----------
COSTS AND OPERATING EXPENSES
 Cost of retail equipment sales.........     318,888      (9,991)(a)    308,897
 Retail service, supplies & rental
  costs.................................     506,724    (121,281)(a)    385,443
 Selling, general & administrative
  expenses..............................     417,587     (19,878)(a)    397,709
 Amortization of intangible assets......       4,813        (408)(a)      4,405
 Restructuring charges..................       4,661          --          4,661
 Other (income) expense.................     (14,312)         --        (14,312)
                                          ----------   ---------     ----------
 Total costs and operating expenses.....   1,238,361    (151,558)     1,086,803
                                          ----------   ---------     ----------
Loss from operations....................     (62,409)    (19,757)       (82,166)
Interest expense........................     (81,759)         --        (81,759)
                                          ----------   ---------     ----------
Loss before income taxes................    (144,168)    (19,757)      (163,925)
Provision (benefit) for income taxes....     (25,685)     (8,215)(a)    (33,900)
                                          ----------   ---------     ----------
Net loss................................  $ (118,483)  $ (11,542)    $ (130,025)
                                          ==========   =========     ==========

--------
(a) Pro forma adjustment to reflect the elimination of historical revenue and expenses resulting from the sale of the United States operations of DSI.